                                                                    EXHIBIT 99.1

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                      Bank of America National Association


                    BANK OF AMERICA MASTER CREDIT CARD TRUST


                  The undersigned, a duly authorized representative of Bank of America National Association ("Bank of America"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of JULY 19, 1996 (the "Pooling and Servicing Agreement") by and between Bank of America and the [Trustee], as trustee (the "Trustee") does hereby certify that:

                Bank of America is Servicer under the Pooling and Servicing Agreement.

                The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

                This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

                A review of the Activities of the Servicer during the period from the Closing date until DECEMBER 31, 1997 was conducted under the supervision of the undersigned.

                Based on such review, the Servicer has, to the best knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

                The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail: (i) the nature of each such default; (ii) the action taken by the Servicer, if any, to remedy each such default; (iii) the current status of each such default:

                                      None


      IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 11th day of MARCH, 1998.



                                 By:      /s/ MARGARET A. SPRUDE
                                          -------------------------------------
                                          Name:   Margaret A. Sprude
                                          Title:  SVP & Chief Financial Officer